Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of July 20, 2018, by and between ClearSign Combustion Corporation, a Washington corporation (the “Company”) and CLIRSPV, LLC, a Delaware limited liability Company (“Investor”).

RECITALS

A.       The Stock Purchase Agreement, dated as of July 12, 2018, by and between the Company and the Investor (the “Purchase Agreement”), provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of shares (collectively, the “Purchased Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

B.       As a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and obligations as set forth herein, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Investor and the Company.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

SECTION 1.

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; provided, however, that the Company, any of its subsidiaries or any of the Company’s other Controlled Affiliates, in each case, will not be deemed Affiliates of the Investor for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (a) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (b) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change in Control” shall mean, with respect to the Company, any of the following events: (a) any Person or Group is or becomes the beneficial owner, directly or indirectly, of a majority of the total voting power represented by all Shares of Then Outstanding Common Stock; (b) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Shares of Then Outstanding Common Stock; (c) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company or (d) individuals who constitute Continuing Directors cease for any reason to constitute at least a majority of the Board of Directors.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

“Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

“Company” shall have the meaning set forth in the Preamble to this Agreement.

“Continuing Directors” shall mean the directors of the Company on the date hereof, and each other director, if in each case, such other director’s nomination for election to the Board of Directors was recommended by, or whose appointment to the Board of Directors was approved by, at least a majority of the other Continuing Directors.

“Control” (including the correlative terms “Controlled by,” “Controlling,” and “under common Control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting of securities, by contract or otherwise.

“Controlled Affiliate” shall mean, with respect to a Person, an Affiliate of such Person Controlled by such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Group” shall mean two or more Persons acting as a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d) of the Exchange Act.

“Initial Designee” shall have the meaning set forth in Section 2.

“Investor” shall have the meaning set forth in the Preamble to this Agreement.

“Investor Designee” shall have the meaning set forth in Section 2.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Modified Clause” shall have the meaning set forth in Section 5.8.

“Non-Controlled Affiliate” shall mean, with respect to a Person, an Affiliate of such Person that is not a Controlled Affiliate of such Person.

“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity.

“Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all appendices, exhibits and schedules attached thereto.

“Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (a) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (b) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

“Qualified Investor Designee” shall have the meaning set forth in Section 2.

“Registration Rights Agreement” shall mean the Registration Rights Agreement by and between the Company and the Investor of even date herewith.

“Replacement Designee” shall have the meaning set forth in Section 2.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shares of Then Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time.

“Third Party” shall mean any Person other than the Investor, the Company or any of their respective Affiliates.

SECTION 2.

ADDITIONAL AGREEMENTS

Board Nomination Right.  For so long as the Investor beneficially owns at least three million (3,000,000) shares of Common Stock (as adjusted for any stock split, stock dividend or any subdivision of the Common Stock, or any other reclassification or other similar recapitalization after the date hereof), or such lesser number of shares of Common Stock which then constitute at least 10% of the Shares of Then Outstanding Common Stock, at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever such action is to be taken by written consent for such purposes, the Company agrees to nominate for election one individual designated by the Investor (an “Investor Designee”) who shall be reasonably acceptable to the nominating and corporate governance committee of the Board of Directors (an Investor Designee who satisfied such requirements, a “Qualified Investor Designee”).  The Investor’s initial designee under this Agreement shall be Robert T. Hoffman Sr. (the “Initial Designee”), whom the Company agrees is a Qualified Investor Designee.  On or prior to the Closing Date, the Company shall take all actions necessary (including, if necessary, by approving an enlargement of its Board of Directors to create a vacancy thereon) to cause the appointment to the Board of Directors of the Initial Designee effective as of the Closing Date, and thereafter, for so long as the Investor’s board nomination right under this Section 2 continues, the Company will use its commercially reasonable efforts to cause the election and reelection of such individual to the Board of Directors for so long as he or she is a Qualified Investor Designee (including recommending that the Company’s stockholders vote in favor of the election of such an individual and otherwise supporting him for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees), provided that if the Investor determines to designate a different individual (“Replacement Designee”) as its Investor Designee, and such Replacement Designee is a Qualified Investor Designee, such obligation shall instead apply to the Replacement Designee.  If any Investor Designee vacates the Board of Directors, the Company shall take all actions necessary to cause the appointment to the Board of Directors of a Qualified Investor Designee nominated by the Investor to fill the vacancy and thereafter the Company will use its commercially reasonable efforts to cause the election of such an individual to the Board of Directors, subject to the same conditions and limitations as set forth in the foregoing sentence.  For avoidance of doubt, the Investor shall be limited to only one designee serving on the Board at any time pursuant to this Section 2.  Such designee shall be entitled to the same level of directors’ and officers’ indemnity insurance coverage and indemnity and exculpation protection (including under any indemnification agreement) as the other members of the Board of Directors.  For so long as an Investor Designee serves on the Board of Directors, the Company shall maintain in place directors’ and officers’ indemnity insurance coverage in an amount deemed appropriate by the Board of Directors.  Any Investor Designee shall be subject to the same Company policies and procedures as the other directors on the Board of Directors, including with respect to conflicts of interest and recusal from deliberations and voting.

SECTION 3.

TERMINATION OR SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS

Except as otherwise provided in this Agreement, this Agreement shall terminate in its entirety upon the earlier to occur of (a) the mutual written agreement of the parties; (b) the occurrence of a Change in Control; and (c) a decline, whether as a result of the Company’s issuance of additional shares of Common Stock or as a result of the Investor’s sale of shares of the Company’s Common Stock, in the Investor’s ownership of the Company’s Common Stock to less than 10% of Shares of Then Outstanding Common Stock.  Notwithstanding the foregoing, the rights and obligations provided in Section 4, and Section 5 shall survive termination of this Agreement.

SECTION 4.

NOTICES

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:	ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, WA 98168

Attention: Chief Executive Officer

E-Mail: Steve.Pirnat@clearsign.com

Facsimile: 206.673.4848

with a copy (which shall not constitute notice) to:	Mitchell Silberberg & Knupp LLP

12 East 49th Street, 30th Floor

New York, NY 10017

Attn.: Melanie Figueroa, Esq.

E-Mail: mxf@msk.com

Facsimile: 212.509.7239

if to the Investor, to:	GPclirSPV LLC

119 Warren Ave

3rd Floor

Spring Lake, NJ 07762

Attention: Robert T. Hoffman Sr.

E-Mail: rhoffman@princetonopp.com

with copies (which shall not constitute notice) to:	Bressler, Amery & Ross

325 Columbia Turnpike

Florham Park, NJ 07932

Attention: Kim Larsen

E-Mail: Klarsen@bressler.com

, or to such other person, at such other place or in such manner as one party shall designate to other party in writing.

SECTION 5.

MISCELLANEOUS

5.1   Waivers and Amendments.  Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision.  No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Investor.

5.2   Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.  The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York, solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

5.3   Remedies.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

5.4   Specific Performance.  The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.  Notwithstanding this Section 5.4, except as otherwise provided herein, if any act or failure to act by a Non-Controlled Affiliate of the Investor contravenes this Agreement (or would contravene this Agreement to the extent it was binding on such Non-Controlled Affiliate, notwithstanding that it is not binding on such Non-Controlled Affiliate), upon written notice by the Company, the Investor shall use its best efforts to take or cause such Non-Controlled Affiliate to take appropriate measures to remedy such inaction to the reasonable satisfaction of the Company.

5.5   Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Except as otherwise expressly provided herein, this Agreement, or any rights or obligations hereunder, may not be assigned by either party without the prior written consent of the other.

5.6   Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

5.7   Severability.  If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

5.8   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

5.9   Entire Agreement.  This Agreement, the Purchase Agreement and the Registration Rights Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

5.10 Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party.  No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

5.11 No Conflicting Agreements.  The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that, on or after the date of this Agreement, the Investor shall not (and shall cause its Controlled Affiliates and use commercially reasonable efforts to cause any Non-Controlled Affiliates not to) enter into any agreement that conflicts with the rights granted to the Company in this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Voting Agreement as of the date first above written.

COMPANY:

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Stephen E. Pirnat
Name:	Stephen E. Pirnat
Title:	Chief Executive Officer

INVESTOR:

CLIRSPV, LLC
By: GPCLIRSPV LLC
Its Manager

By:	/s/ Robert T. Hoffman Sr.
Name:	Robert T. Hoffman Sr.
Title:	Managing Member